UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street
Denver, Colorado 80237
(Address of principal executive offices, including Zip code)

(303) 770-5531
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2018, the Board of Directors (the “Board”) of RE/MAX Holdings, Inc. (the “Company”) approved the Company’s Amended and Restated Bylaws (the “Bylaws”), which include amendments (i) to formally establish the position of Lead Independent Director of the Board (the “Lead Independent Director”) within the Bylaws, (ii) to clarify certain rights and authority of the Lead Independent Director and the office of Chair of the Board, and (iii) to address certain other technical and conforming amendments.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is marked to show changes to the bylaws of the Company previously in effect and which is incorporated by reference herein.

Item 5.05. Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

A special committee of independent directors (the “Special Committee”) has concluded, as a result of an internal investigation, that David Liniger and Adam Contos violated the Company’s Code of Ethics by engaging in certain transactions and by failing to report those transactions to the Company. The transactions consisted of a loan of personal funds from Liniger to Contos and cash and non-cash gifts from David and Gail Liniger to Contos. The Special Committee also identified instances of noncompliance by Liniger with the Code of Ethics and other Company policies related to workplace conduct.

The Special Committee concluded that credible evidence does not substantiate that Liniger and Contos intentionally failed to disclose the loan or gifts.

The violations of the Code of Ethics and other Company policies identified by the Special Committee have not been waived.

Item 7.01    Regulation FD Disclosure. *

On February 22, 2018, the Company issued a press release announcing the conclusion of the previously disclosed internal investigation (the “Investigation”) by the Special Committee. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On February 22, 2018, the Board adopted a Lead Independent Director Charter (the “Lead Independent Director Charter”), in order to expand the role of the Lead Independent Director and specify certain additional responsibilities of the Lead Independent Director.

A copy of the Lead Independent Director Charter is filed as Exhibit 99.2 to this Current Report on Form 8-K and is also available on the investor relations section of the Company’s website, www.remax.com, by selecting “Investor Relations” and then “Corporate Governance.”

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description
3.1	Amended and Restated Bylaws of RE/MAX Holdings, Inc.
99.1	Press Release dated February 22, 2018
99.2	Lead Independent Director Charter

*   The information contained in Item 7.01, and Exhibits 99.1 and 99.2 of Item 9.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purposed of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: February 22, 2018	By:	/s/ Adam Lindquist Scoville
Adam Lindquist Scoville
Vice President and General Counsel